SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: June 17, 2011
(Date of Earliest Event Reported)

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300 Lake Forest, Illinois 60045
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Effective June 17, 2011, Akorn, Inc. (the “Company”) elected to early terminate its $10 million revolving Credit Agreement (the “Credit Agreement”) with EJ Funds LP (“EJ Funds”), a company controlled by John N. Kapoor, Ph.D., Chairman of the Company’s Board of Directors.  The Credit Agreement was originally entered into with GE Capital on January 7, 2009 and was assigned to EJ Funds on March 31, 2009.  The scheduled termination date of the Credit Agreement was January 7, 2013.  Under the terms of the Credit Agreement, the Company could borrow up to $10 million in cash from EJ Funds, subject to borrowing base requirements and other covenants, at a fixed interest rate of 10% per annum. The Company had not borrowed against the Credit Agreement since repaying its outstanding balance in the first quarter of 2010.

Upon terminating the Credit Agreement, the Company expensed the remaining unamortized deferred financing costs related to the Credit agreement.  As of March 31, 2011, the unamortized deferred financing costs related to the Credit Agreement were equal to $1,352,000.  The Company incurred no fees or penalties related to its early termination of the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

		By:	/s/ Timothy A. Dick
Timothy A. Dick
Chief Financial Officer

Date:	June 20, 2011